UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2023

VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5759			65-0949535
(Commission File Number)			(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard	Miami	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to 12(b) of the Act:

Title of each class:	Trading	Name of each exchange
	Symbol(s)	on which registered:
Common stock, par value $0.10 per share	VGR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2023, at the annual meeting of stockholders (the “Annual Meeting”) of Vector Group Ltd. (the “Company”), the stockholders approved the Vector Group Ltd. 2023 Management Incentive Plan (the “MIP”), which was previously adopted by the Company’s board of directors subject to stockholder approval. A description of the terms and conditions of the MIP is included in the Company’s definitive proxy statement for the Annual Meeting (the “Definitive Proxy Statement”), filed with the U.S. Securities and Exchange Commission on June 16, 2023, which description is incorporated herein by reference.

The MIP replaces the Company's Amended and Restated 2014 Management Incentive Plan (the “2014 MIP”) as of July 26, 2023 and as of such date, no further grants will be made under the 2014 MIP.

The foregoing description of the MIP is qualified in its entirety by reference to the full text of the MIP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders

        On July 26, 2023, the Company held the Annual Metting, where stockholders considered and voted upon the following proposals:
Proposal 1: Election of Directors.
        Each of the directors nominated received the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes (1)

Bennett S. LeBow	115,668,538	3,387,133	232,007	19,749,360
Howard M. Lorber	115,689,990	3,355,480	242,208	19,749,360
Richard J. Lampen	114,649,576	4,391,304	246,798	19,749,360
Henry C. Beinstein	106,830,563	12,224,832	232,283	19,749,360
Ronald J. Bernstein	116,272,949	2,782,310	232,419	19,749,360
Paul V. Carlucci	117,702,571	1,341,200	243,907	19,749,360
Jean E. Sharpe	101,899,782	17,162,277	225,619	19,749,360
Barry Watkins	93,085,682	25,963,845	238,151	19,749,360
Wilson L. White	117,095,750	1,818,558	373,370	19,749,360
(1)    Under the Company's governing documents, broker non-votes have no effect on the outcome of the matter acted on.
Proposal 2: Advisory vote on executive compensation (the “say on pay vote”).
        The advisory vote to approve the compensation of the Company’s named executive officers received the following votes:

For	Against	Abstain	Broker Non-Votes (1)
112,273,121	6,444,064	570,493	19,749,360
(1)    Under the Company's governing documents, broker non-votes have no effect on the outcome of the matter acted on.
Proposal 3: Approval of ratification of Deloitte & Touche LLP as independent registered public accounting firm for the year ending December 31, 2023.
        The ratification of the independent registered public accounting firm received the following votes:

For	Against	Abstain
137,863,923	868,853	304,262

Proposal 4: Advisory vote on the frequency of holding the say on pay vote.

1 YEAR	2 YEARS	3 YEARS	Abstain	Broker Non-Votes(1)
114,486,408	245,532	4,144,426	411,312	19,749,360
(1)    Under the Company's governing documents, broker non-votes have no effect on the outcome of the matter acted on.
After consideration of the recommendation of the Company’s stockholders, the Company’s board of directors has determined that the Company will hold future advisory votes on the compensation of the Company’s named executive officers on an annual basis until the next advisory vote regarding frequency.
Proposal 5: Approval of the Company’s 2023 Management Incentive Plan.

For	Against	Abstain	Broker Non-Votes (1)
114,679,712	4,004,231	603,735	19,749,360

(1)    Under the Company's governing documents, broker non-votes have no effect on the outcome of the matter acted on.

Proposal 6: Advisory vote on a stockholder proposal requesting the Company to amend its governing documents to require the Chairman of the Board of Directors be an independent director.

For	Against	Abstain	Broker Non-Votes (1)
55,627,771	62,907,477	752,428	19,749,362
(1)    Under the Company's governing documents, broker non-votes have no effect on the outcome of the matter acted on.

Item 9.01 Financial Statements and Exhibit

(d) Exhibits

10.1	Vector Group Ltd. 2023 Management Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Senior Vice President, Treasurer and Chief Financial Officer
Date: July 31, 2023